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EXHIBIT 23.2

[PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2001 relating to the financial statements and financial statement schedules, which appears in Monaco Coach Corporation's Annual Report on Form 10-K for the fiscal year ended December 30, 2000.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
September 6, 2001

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  EXHIBIT 23.2